                                  Exhibit 23.1
                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference on Form S-3 of Microsoft Corporation of our report dated July 22, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1996, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
Seattle, Washington
July 18, 1997